U.S. SECURITIES AND EXCHANGE
 COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): September 19, 2016

Concierge Technologies, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-38838	95-4442384
(state of incorporation)	(Commission File Number	(IRS Employer I.D. Number)

29115 Valley Center Rd., K-206 Valley Center, CA 92082 (866) 800-2978

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 19, 2016, Concierge Technologies, Inc., a Nevada corporation (the “Company”), entered into a conditional Stock Purchase Agreement (the “Agreement”), dated September 19, 2016, with Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”) and certain shareholders of Wainwright (the “Sellers”), pursuant to which the Sellers conditionally agreed to sell, and the Company conditionally agreed to purchase, shares representing approximately 97% of the total issued and outstanding common stock of Wainwright (the “Wainwright Shares”). The Company intends to make an offer to acquire the remaining Wainwright shares of common stock prior to the Closing. All defined terms not otherwise defined herein shall have the meaning as set forth in the Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

As a result of the transaction, current shareholders of Wainwright will become shareholders of the Company. Mr. Gerber, along with certain family members and certain other Wainwright shareholders, currently own the majority of the common stock in the Company as well as Wainwright. Following the closing of this transaction, he and those shareholders will continue to own the majority of the Company voting shares.

Wainwright owns all of the issued and outstanding limited liability company membership interests of United States Commodity Funds LLC, a Delaware limited liability company (“USCF”) and USCF Advisers, LLC (“USCF Advisers”). USCF is a commodity pool operator registered with the Commodity Futures Trading Commission. USCF Advisers is an SEC registered investment adviser. USCF and USCF Advisers act as the advisers to the Funds set forth in the Agreement (each, a “Fund”, and collectively, the “Funds”).
The Closing shall occur on the later of (i) the date that is two Business Days following the date on which the last of the conditions to Closing set forth in Articles VIII and IX of the Agreement have been satisfied or, to the extent permitted by applicable Legal Requirements, waived by the relevant party, (ii) the 21st calendar following the date on which the Definitive Schedule 14C was mailed to the Concierge Shareholders, and (iii) such other time and date as the parties may agree.
The conditions to the Closing of the Contemplated Transaction are more particularly described in Articles VIII and IX of Exhibit 10.1 which is attached hereto and incorporated herein by this reference. The conditions to the Closing include, but are not limited to, the Company’s receipt of a Fairness Opinion to the effect that, as of the date of the Agreement, and based upon and subject to the limitations and assumptions set forth in such opinion, the Purchase Price to be paid by the Company pursuant to the Agreement is fair, from a financial point of view, to the holders of shares of the Company.
There is no guarantee that the Closing of the Contemplated Transaction will occur either as provided for in the Agreement or at all. There is no guarantee that either the Company or Wainwright will fulfill all conditions to Closing and that if not fulfilled, that either party will waive the outstanding condition to Closing.
Item 8.01.          Other Events.

On September 19, 2016, the Company issued a press release announcing its entry into the Agreement. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement By and Among Concierge Technologies, Inc., Wainwright Holdings, Inc. and Each of the Individuals and Entities Executing Signature Pages Attached Thereto

99.1	Press Release of Concierge Technologies, Inc., dated September 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCIERGE TECHNOLOGIES, INC.

Date: September 19, 2016	By:	/s/ Nicholas Gerber
Nicholas Gerber, Chief Executive Officer

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